                                                                  Exhibit 10.706
                                                                  EXECUTION COPY

                            MARKET PRICE OPTION AGREEMENT dated as of
                    November 20, 1994 (this "Agreement"), by and among CIBA-GEIGY LIMITED, a Swiss corporation ("Ciba"), CIBA-GEIGY CORPORATION, a New York corporation ("C Corp"), CIBA BIOTECH PARTNERSHIP, INC., a Delaware corporation and an indirectly wholly owned subsidiary of Ciba ("Purchaser"), and CHIRON CORPORATION, a Delaware corporation (the "Company").

          WHEREAS Ciba, C Corp, Purchaser and the Company have entered into the Investment Agreement dated as of the date hereof (the "Investment Agreement");

          WHEREAS each of Ciba, Holdings and the Company have each determined to engage in the transactions contemplated by the Investment Agreement pursuant to which transactions Ciba initially will own a minority interest of the then outstanding shares of Common Stock of the Company ("Common Stock");

          WHEREAS the parties to the Investment Agreement contemplate that capital share issuances after the Closing under the Investment Agreement may dilute Ciba's percentage ownership of the Company and that Ciba will have the right, in accordance with the Governance Agreement, to increase its ownership percentage in the Company; and

          WHEREAS as a condition to their willingness to enter into the Investment Agreement, Ciba, C Corp and Purchaser wish to assure that despite such dilution Ciba can restore its ownership position in the Company by purchasing additional shares of Common Stock from the Company and that Ciba may so increase its ownership percentage in the Company, upon the terms and subject to the conditions set forth herein.

          NOW, THEREFORE, to implement the foregoing and in consideration of the mutual agreements contained herein and for other consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:


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                                                                               2

                                    ARTICLE I

                                   DEFINITIONS

          SECTION 1.01. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

          "AFFILIATE" has the meaning assigned to such term in the Governance Agreement.

          "ANCILLARY AGREEMENTS has the meaning assigned to such term in the Investment Agreement.

          "CIBA'S PERCENTAGE INTEREST" has the meaning assigned to such term in the Governance Agreement.

          "CLOSING" has the meaning assigned to such term in the Investment Agreement.

          "COMMON STOCK" has the meaning assigned to such term above.

          "EQUITY SECURITY" has the meaning assigned to such term in the Governance Agreement.

          "EXERCISE CLOSING" has the meaning assigned to such term in Section 2.02(b).

          "EXERCISE CLOSING DATE" has the meaning assigned to such term in
Section 2.02(b).

          "EXERCISE CONDITION" has the meaning assigned to such term in Section 2.02(a).

          "EXERCISE DATE" has the meaning assigned to such term in Section 2.02(a).

          "FAIR MARKET VALUE" means, as of any date of determination, the average of the closing sale prices of shares of Common Stock during the 10-day period immediately preceding such date of determination on the principal United States securities exchange registered under the Exchange Act on which shares of Common Stock are listed or, if shares of Common Stock are not listed on any such exchange, the average of the closing sale prices or the closing bid quotations of shares of Common Stock during the 10-day period preceding such date of determination on the Nasdaq


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                                                                               3

National Market or any comparable system then in use or, if no such quotations are available, the fair market value of shares of Common Stock as of such date of determination as determined in good faith by a majority of the Independent Directors.

          "GOVERNANCE AGREEMENT" means the Governance Agreement dated as of the date hereof among Ciba, C Corp and the Company.

          "HSR ACT" has the meaning assigned to such term in the Investment Agreement.

          "INVESTMENT AGREEMENT" has the meaning assigned to such term above.

          "OFFER" has the meaning assigned to such term in the Investment Agreement.

          "OPTION" has the meaning set forth in Section 2.01.

          "PERSON" has the meaning assigned to such term in the Governance Agreement.

          "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated as of the date hereof, by and among Ciba, C Corp, Purchaser and the Company.

          "SECURITIES ACT" has the meaning assigned to such term in the Governance Agreement.

          "SHARES" has the meaning set forth in Section 2.01.

          "STANDSTILL PERIODS" has the meaning assigned to such term in the Governance Agreement.

          "SUBSIDIARY" has the meaning assigned to such term in the Governance Agreement.

          "TOTAL VOTING POWER" has the meaning assigned to such term in the Governance Agreement.

          "VOTING STOCK" has the meaning assigned to such term in the Governance Agreement.


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                                                                               4

          SECTION 1.02. INTERPRETATION. The rules of interpretation set forth in
Section 7.04 of the Investment Agreement shall apply to this Agreement, and the provisions thereof shall be deemed to be incorporated by reference herein.

                                   ARTICLE II

                                   THE OPTION

          SECTION 2.01. GRANT OF OPTION. The Company hereby grants to Purchaser an irrevocable option (the "Option") to purchase on each Exercise Closing Date, on the terms and subject to the conditions set forth herein, up to the number of newly-issued shares of Common Stock (the "Shares") equal, as of the related Exercise Date, to the number of shares of Common Stock that Ciba would be permitted to purchase from Persons other than the Company as of such Exercise Date under the Governance Agreement.

          SECTION 2.02. EXERCISE OF OPTION. (a) The Option may be exercised by Purchaser (or its designee, which designee must be Ciba or a direct or indirect wholly owned Subsidiary of Ciba), in whole or in part, at any time, or from time to time (the date of any such exercise being referred to as an "Exercise Date"), during the period beginning upon the Closing and ending on the termination of the Standstill Periods, so long as an Exercise Condition shall exist on such Exercise Date; PROVIDED, HOWEVER, that Purchaser may not exercise the Option at any time unless it owns Equity Securities (assuming full conversion or execute thereof) representing at least 30% of the Total Voting Power. The Option may be repeatedly exercised by Purchaser, and there shall be no limit on the number of times the Option may be exercised or, subject to Section 2.01 with respect to each exercise of the Option, the number of Shares that may be purchased pursuant thereto; PROVIDED, HOWEVER, that each exercise of the Option (except in the case of an exercise where the Exercise Condition specified in clause (iii) below is applicable) for fewer than the maximum number of Shares then issuable pursuant to an exercise of the Option shall be for at least that number of Shares that results in a purchase price of $1,000,000. An "Exercise Condition" shall exist if any of the following conditions are satisfied:


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                                                                               5

          (i) Purchaser concludes that it is in any way legally (including as a result of any regulation) restricted from purchasing or otherwise acquiring any Equity Securities from any Person other than the Company, including any restriction resulting from Purchaser's possession of any non-public material information regarding the Company (regardless of whether such restriction would cease to exist if such information were disclosed by Purchaser or one of its Affiliates);

         (ii) Purchaser concludes that there is insufficient liquidity in the open market to permit it to (A) purchase on the open market the amount of Equity Securities it desires to purchase within the time period during which it desires to make such purchases or (B) make such purchases within such time period without such purchases unduly affecting the price of any of such Equity Securities, in which case the Option may be exercised to the extent of such insufficient liquidity as determined by Purchaser; or

        (iii) Ciba's Percentage Interest is below 50% and Purchaser desires, and is permitted under the Governance Agreement, to increase Ciba's Percentage Interest to a percentage exceeding 50%;

PROVIDED that if as of any Exercise Date the only existing Exercise Condition is the condition specified in clause (iii) above, then Purchaser shall not purchase through the exercise of the Option on such date any Shares that would increase Ciba's Percentage Interest to greater than 51%.

          (b) In order for Purchaser to exercise the Option, Purchaser shall give written notice to the Company of such exercise, specifying the number of Shares to be purchased (and the denominations of the share certificate or certificates to be issued), whether Purchaser and/or a designee of Purchaser (which must be Ciba or a wholly owned Subsidiary of Ciba) will be purchasing the Shares and the place, time and date of the closing of such purchase (the "Exercise Closing Date" or the "Exercise Closing"), which date shall not be less than two business days nor more than ten business days from the date on which such notice is delivered.

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                                                                               6

          (c) At each Exercise Closing, the Company shall deliver to Purchaser (or its designee) all of the Shares to be purchased by delivery of a certificate or certificates evidencing such Shares in the denominations designated by Purchaser in the notice required under Section 1.02(b). Each such Shares shall bear the legend set forth in Section 3.02(d) of the Investment Agreement. If at the time of issuance of any Shares pursuant to an exercise of all or part of the Option hereunder, the Company shall not have redeemed the Rights (as defined in the Rights Agreement dated as of August 29, 1994, between the Company and Continental Stock Transfer and Trust Company, as Rights Agent), then each Share issued pursuant to any exercise of the Option shall have attached to it Rights or new rights with terms substantially the same as, and at least as favorable to Ciba as, are provided under the Rights.

          SECTION 2.03. PURCHASE PRICE; PAYMENT. The purchase price for any Shares purchased pursuant to an exercise of the Option shall be the Fair Market Value of such Shares, determined as of the business day three business days prior to the relevant Exercise Closing. Purchaser (or, at Purchaser's option, its designee) shall, at each Exercise Closing, deliver by wire transfer to an account designated at least two business days in advance of such Exercise Closing an amount equal to such purchase price.

          SECTION 2.04. NOTICE OF OUTSTANDING STOCK. Until the termination of the Standstill Periods, the Company shall, within 7 days after the end of each month commencing with December 1994, deliver written notice to Ciba and Purchaser of the number of Shares and the number of shares of other Voting Stock outstanding as of the last day of such month.

          SECTION 2.05. REGISTRATION RIGHTS. The Shares purchased pursuant to the exercise of the Option shall be entitled to the registration rights provided for in the Registration Rights Agreement.

          SECTION 2.06. RESERVATION OF SHARES. THE Company shall, on each March 31, June 30, September 30 and December 31 and on the date hereof, have reserved for issuance hereunder the maximum number of Shares that would be then issuable if the Option were exercised in full on such date.



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                                                                               7

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company hereby represents and warrants to Purchaser, C Corp and Ciba as follows:

          SECTION 3.01. DUE AUTHORIZATION. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including the issuance and delivery of Shares upon any exercise of the Option) have been duly and validly authorized by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

          SECTION 3.02. SHARES. Subject to Section 3.03, the Company has taken all necessary corporate and other action to authorize, and to permit it to deliver the full number of Shares purchasable hereunder. All of such Shares shall be duly authorized, validly issued, fully paid and nonassessable and will be approved for quotation on the Nasdaq National Market, or for quotation or listing on the principal trading market for the Common Stock at the time of issuance. Upon delivery of such Shares they shall be free and clear of all claims, liens, encumbrances, security interests and charges of any nature whatsoever and shall not be subject to any preemptive right of any shareholder of the Company except as expressly set forth in the Governance Agreement.

          SECTION 3.03. NO CONFLICTS. Except for filings under the HSR Act, if applicable, (A) no filing with, and no permit, authorization, consent or approval of, any state, Federal or foreign public body or authority is necessary for the execution of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including the exercise of the Option) and


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(B) neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby (including the exercise of the Option) nor compliance by the Company with any of the provisions hereof shall (x) conflict with or result in any breach of, or require any vote under, any provision of the Certificate of Incorporation of the Company or the By-laws of the Company, (y) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancelation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound or (z) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or its Subsidiaries or any of their properties or assets, except in the case of (y) or (z) for violations, breaches or defaults which would not, in the aggregate, have a material adverse effect on the business, assets, results of operations or financial condition of the Company and its subsidiaries taken as a whole or materially impair the ability of the Company to perform its obligations hereunder.

          SECTION 3.04. BOARD ACTION. This Agreement has been approved by a two-thirds vote of the "Continuing Directors" (as defined in Article ELEVENTH of the Company's Certificate of Incorporation).

          SECTION 3.05. GOOD STANDING The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to execute, deliver and perform this Agreement.


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                                                                               9

                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF
                           CIBA, C CORP AND PURCHASER

          SECTION 4.01. REPRESENTATIONS AND WARRANTIES OF CIBA, C CORP AND PURCHASER. Each of Ciba, C Corp and Purchaser hereby represents and warrants to the Company as to itself as follows:

          (a) DUE AUTHORIZATION. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Closing Date will have been duly and validly authorized by its Board of Directors and no other corporate proceedings on its part are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by it and constitutes a valid and binding agreement of it, enforceable against it in accordance with its terms subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

          (b) NO CONFLICTS. Except for filings under the HSR Act, if applicable,
(i) no filing with, and no permit, authorization, consent or approval of, any state, Federal or foreign public body or authority is necessary for the execution of this Agreement by it and the consummation by it of the transactions contemplated hereby (including the exercise of the Option) and (ii) neither the execution and delivery of this Agreement by it nor the consummation by it of the transactions contemplated hereby (including the exercise of the Option) nor compliance by it with any of the provisions hereof shall (x) conflict with or result in any breach of, or require any vote under, any provision of its Certificate of Incorporation or its By-laws, (y) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancelation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which it or any of its Subsidiaries is a party or by which any of them or any of their properties or


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                                                                              10

assets may be bound or (z) violate any order, writ, injunction, decree, statute, rule or regulation applicable to it or its Subsidiaries or any of their properties or assets, except in the case of (y) or (z) for violations, breaches or defaults which would not, in the aggregate, have a material adverse effect on the business, assets, results of operations or financial condition of it and its Subsidiaries taken as a whole or materially impair its ability to perform its obligations hereunder.

          (c) GOOD STANDING. It is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to execute, deliver and perform this Agreement.

          SECTION 4.02. REPRESENTATION AND WARRANTY OF PURCHASER. Purchaser hereby represents and warrants to the Company that any Shares acquired by Purchaser hereunder will be acquired for investment only and not with a view to any public distribution of all or any portion thereof, and Purchaser will not offer to sell or otherwise dispose of all or any portion of such Shares in violation of any of the registration requirements of the Securities Act.

                                    ARTICLE V

                              CONDITIONS PRECEDENT

          SECTION 5.01. CONDITIONS PRECEDENT. The Purchaser's obligation to purchase any Shares upon the exercise of the Option is subject to the satisfaction (or waiver by Purchaser) as of the applicable Exercise Closing Date of the following conditions:

          (a) The representations and warranties of the Company made in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the applicable Exercise Closing Date with the same effect as if made at and as of such Exercise Closing Date, except to the extent such representations and warranties expressly relate to an earlier time. The Company shall have performed in all material respects the covenants and agreements of the Company contained in the this Agreement, the Investment Agreement, the Governance Agreement and each of the other Ancillary Agreements required to be performed at


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                                                                              11

     or prior to the applicable Exercise Closing and no default, or event which would, with the giving of notice or the passage of time or both, constitute a default, shall have occurred and be continuing thereunder. Purchaser shall have received a certificate from a senior officer of the Company dated such Exercise Closing Date, as to the satisfaction of this Section 5.01.

          (b) The company shall have obtained or made all consents, approvals, orders, licenses, permits and authorizations of, and registrations, declarations and filings with, any governmental authority or any other Person required to be obtained or made by or with respect to the Company in connection with such sale.

          (c) No injunction, decree or order of any governmental authority shall be in effect as of the applicable Exercise Closing, and no lawsuit, claim, proceeding or investigation shall be pending or threatened by any governmental authority as of such Exercise Closing, which would restrain or prohibit the issuance and sale of the applicable Shares.

          (d) The issuance and sale of the applicable Shares shall not violate, or cause the violation of, any applicable law or regulations.

          The failure to satisfy (or waive) any of the foregoing conditions as of any Exercise Closing Date and the resulting cancellation of the purchase and sale of the Shares proposed to be sold to Purchaser on such date shall not prohibit Purchaser from again exercising the Option. In the event that there shall be in effect as of any Exercise Closing any injunction, decree or order referred to in Section 5.01(c), the Company or Purchaser, as applicable, shall use all reasonable efforts to have such injunction, decree or order vacated or reversed.

                                   ARTICLE VI

                                  MISCELLANEOUS

          SECTION 6.01. FURTHER ASSURANCES. From time to time, at any of the other parties' request and without further consideration, each party hereto shall execute and deliver such additional documents, transfers, assignments,

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                                                                              12

endorsements, consents and other instruments and take all such further action as may be necessary or desirable to consummate the transactions contemplated by this Agreement, including, without limitation, to vest in Purchaser good title to any Shares purchased hereunder.

          SECTION 6.02. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, facsimile transmission, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6.02) specified in Section
7.02 of the Investment Agreement.

          SECTION 6.03. AMENDMENTS; WAIVERS. (a) No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed, in the case of an amendment, by the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

          (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          SECTION 6.04. SEVERABILITY. If any term or provision of this Agreement or the application thereof to either party or set of circumstances shall, in any jurisdiction and to any extent, be finally held invalid or unenforceable, such term or provision shall only be ineffective as to such jurisdiction, and only to the extent of such invalidity or unenforceability, without invalidating or rendering unenforceable any other terms or provisions of this Agreement or under any other circumstances, and the parties shall negotiate in good faith a substitute provision which comes as close as possible to the invalidated or unenforceable term or provision, and which puts each party in a position as nearly comparable as possible to the position it would have been in but for the finding of

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                                                                              13

invalidity or unenforceability, while remaining valid and enforceable.

          SECTION 6.05. ENTIRE AGREEMENT; ASSIGNMENT. (a) The Investment Agreement, the Governance Agreement, this Agreement, the Registration Rights Agreement, the other Ancillary Agreements and the agreements contemplated hereby and thereby, constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof.

          (b) Except as specifically provided herein with respect to any designee of Purchaser exercising the Option, none of the parties to this Agreement shall assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto, except that Ciba and Purchaser may assign all or any of its rights and obligations hereunder to any wholly owned subsidiary of Parent that agrees in writing to be bound by the provisions hereof; PROVIDED that no such assignment shall relieve Parent or Purchaser of their obligations hereunder.

          SECTION 6.06. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person, other than the parties hereto and their respective permitted successors and assigns, any right, benefit or remedy of any nature or kind whatsoever under or by reason of this Agreement.

          SECTION 6.07. SPECIFIC PERFORMANCE. The parties hereto recognize and agree that immediate irreparable damages for which there is no adequate remedy at law would occur in the event that any provision of this Agreement is not performed in accordance with the specific terms hereof or is otherwise breached. It is accordingly agreed that in the event of a failure by a party to perform its obligations under this Agreement, the nonbreaching party shall be entitled to specific performance through injunctive relief to prevent breaches of the provisions of this Agreement and to enforce specifically the provisions of this Agreement in any action instituted in any court having subject matter jurisdiction, in addition to any other remedy to which such party may be entitled, at law or in equity.


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                                                                              14

          SECTION 6.08. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed and to be fully performed in that State. All actions and proceedings arising out of or relating to this Agreement shall be brought by the parties and heard and determined only in a Delaware state court or a federal court sitting in that State and the parties hereto consent to jurisdiction before and waive any objections of venue to the Delaware Chancery Court.

          SECTION 6.09. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same agreement.

          SECTION 6.10. WAIVER OF JURY TRIAL. The parties hereto each hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of any party hereto in the negotiation, administration, performance and enforcement thereof.

          IN WITNESS WHEREOF, the Company, Ciba, C Corp and Purchaser have caused this Agreement to be duly executed as of the day and year first above written.

                                      CIBA-GEIGY LIMITED,

                                         by /s/ Alex Krauer
                                           -------------------------------------
                                             Name:
                                             Title:

                                         by /s/ John Cheesmond
                                           -------------------------------------
                                             Name:
                                             Title:


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                                                                              15

                                      CIBA BIOTECH PARTNERSHIP, INC.,

                                         by /s/ McGraw
                                           -------------------------------------
                                             Name:
                                             Title:

                                      CIBA-GEIGY CORPORATION,

                                         by /s/ McGraw
                                           -------------------------------------
                                             Name:
                                             Title:

                                      CHIRON CORPORATION,

                                         by /s/ William J. Rutter
                                           -------------------------------------
                                             Name:
                                             Title: